Exhibit 99.2

FIRST SUPPLEMENTAL TRUST INDENTURE

This First Supplemental Trust Indenture is entered into as of the 2nd day of November, 2005 between:

TRUE ENERGY INC., a body corporate amalgamated under the laws of the Province of Alberta, having an office in Calgary, Alberta (the “Corporation”)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, having an office in Calgary, Alberta (the “Trustee”)

RECITALS:

A.                                   TKE Energy Trust (the “Trust”) was created pursuant to a trust indenture dated September 27, 2004 (the “Trust Indenture”) among Gordon Kenneth Case as the settlor, the Corporation (as successor to TUSK Energy Inc. and to TKE Energy Inc.) and the Trustee.

B.                                     The Corporation and the Trustee wish the Trust Indenture to reflect the consolidation of the outstanding units (the “Trust Units”) of the Trust on a one-for-two basis and the name change of the Trust to “True Energy Trust”.

C.                                     The Unitholders of the Trust and the Board of Directors of TKE have approved the amendments to the Trust Indenture provided for herein.

NOW THEREFORE the parties hereto agree as follows:

1.                                       All capitalized terms used but not defined herein have the meanings ascribed thereto in the Trust Indenture.

2.                                       The outstanding Trust Units are hereby consolidated (the “Consolidation”) on the basis of one new Trust Unit (“New Unit”) for each two existing issued and outstanding Trust Units and in connection with the Consolidation no fractional New Units will be issued and to the extent that a fractional New Unit would otherwise be issued pursuant to the Consolidation, such fraction shall be rounded to the next highest whole number per registered holder.

3.                                       All references to “TKE Energy Trust” in the Trust Indenture are deleted and replaced with “True Energy Trust”, including the deletion of Section 2.3 of the Trust Indenture in its entirety and the replacement thereof with the following:

“2.3                        Name

The Trust shall be known and designated as “True Energy Trust” and, whenever lawful and convenient, the affairs of the Trust shall be conducted and transacted under that name. If the Trustee determines that the use of the name “True Energy Trust” is not practicable, legal or convenient, it may use such other designation or it may adopt such other name for the Trust as it deems appropriate and the Trust may hold property and conduct its activities under such other designation or name. Without limiting the foregoing, the Trustee or, where applicable, the Administrator or other duly authorized person, may enter into agreements and other documents for and on behalf of the Trust under the name “True Energy Trust” and the Trustee hereby acknowledges and confirms that any such agreement or other documents so entered into under the name “True Energy Trust” shall for all purposes be and be deemed to have been entered into by, and be binding on, the Trustee, as trustee for and on behalf of the Trust.”

4.                                       The form of Trust Unit certificate attached as a Schedule to the Trust Indenture is deleted and replaced with the Schedule attached hereto.

5.                                       This First Supplemental Trust Indenture and the amendments to the Trust Indenture provided herein shall be effective immediately following the time that the Plan of Arrangement attached as Exhibit A (as it may be amended) to the arrangement agreement made as of September 9, 2005 as amended and restated as of September 28, 2005 (as it may be amended and restated) among the Trust, TKE Energy Inc. and the Corporation becomes effective.

6.                                       This First Supplemental Trust Indenture shall be construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated, in all respects, as an Alberta contract.

7.                                       The parties hereto shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Supplemental Trust Indenture, and each party shall provide such further documents or instruments required by the other party as may be reasonably necessary or desirable to effect the purpose of this Supplemental Trust Indenture and carry out its provisions.

8.                                       This First Supplemental Trust Indenture may be executed by the parties hereto in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.                                       Except as amended by the terms of this First Supplemental Trust Indenture, the terms and conditions of the Trust Indenture, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF the parties hereto have duly executed this First Supplemental Trust Indenture as of the date first written above.

TRUE ENERGY INC.

By:	[ILLEGIBLE]

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	[ILLEGIBLE]

By:	[ILLEGIBLE]

2

SCHEDULE

[ILLEGIBLE]

TRUST UNITS

The Trust Units represented by this Unit Certificate are transferable.

TRUE energy trust

Number		Trust Units

***SPECIMEN***	(A TRUST CREATED UNDER THE LAWS OF THE PROVINCE OF ALBERTA)	***SPECIMEN***

THIS CERTIFIES THAT

***SPECIMEN***	CUSIP 897839 10 6

ISIN CA 8978391065

SEE REVERSE FOR CERTAIN DEFINITIONS

Is the registered holder of

fully paid Trust Units issued by TRUE ENERGY TRUST (the ‘Trust’) transferable only on the books of the Trust by the registered holder hereof in person or by attorney duly authorized upon surrender of this certificate properly endorsed.

The Trust Units represented by this certificate are issued upon the terms and subject to the conditions of a trust indenture (which indenture together with all other instruments supplemental or ancillary thereto is herein referred to as the “Trust Indenture”) dated September 27, 2004 and made among the Settlor, TUSK Energy Inc., predecessor of True Energy Inc. (“True” or the “Corporation”), and Computershare Trust Company of Canada (the “Trustee”), as amended and restated from time to time, which Trust Indenture is binding upon all holders of Trust Units and, by acceptance of this certificate, the holder assents to the terms and conditions of the Trust Indenture. Terms defined in the Trust Indenture have the same meanings when used herein.

A copy of the Trust Indenture pursuant to which this certificate and the Trust Units represented hereby are issued may be obtained by any Unitholder on demand and on payment of reasonable reproduction costs from the head office of the Trust.

This certificate may only be transferred, upon compliance with the conditions prescribed in the Trust Indenture, on the register to be kept at the office of the transfer agent in the City of Calgary and the City of Toronto, as applicable, and at such other place or places, if any, as the Trustee may designate, by the registered holder thereof or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument In writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee may prescribe.

The Trust Indenture contains provisions for the holding of meetings of Unitholders and rendering resolutions passed at such meetings binding upon all Unitholders.

At no time may non-residents of Canada or partnerships other than Canadian partnerships (each within the meaning of the Tax Act) (collectively called “Restricted Owners”) be the beneficial owners of more than 40% of the Trust Units then outstanding. To monitor compliance with this requirement, the Administrator may, from time to time or at any time, require the Trustee or Transfer Agent to make reasonable efforts to obtain declarations as to the jurisdictions in which beneficial owners of Trust Units or members of partnerships beneficially entitled to Trust Units are resident in such form as the Administrator may require (including without limitation by swom statement if so required) together with such evidence of residence of beneficial owners of Trust Units or members of partnerships as the Administrator considers necessary or desirable (an “Ownership Declaration”). If the Administrator becomes aware that Restricted Owners are or may be the beneficial owners of 40% or more of the Trust Units then outstanding or that such a situation is imminent or foreseeable, the Administrator may advise the Trustee and may make a public announcement thereof and may require the Trustee to refuse to accept any subscription for Trust Units from of issue or register a transfer of Trust Units to a person unless such person provides an Ownership Declaration, in form and [ILLEGIBLE] acceptable to the Administrator, that such person and those persons that will be beneficially entitled to such Trust Units and not Restricted Owners. If, notwithstanding the foregoing, the Administrator determines that 40% or more of the Trust Units are or appear to the Administrator to be beneficially owned by Restricted Owners, the Administrator may require the Transfer Agent in the manner specified by the Administrator, to send a notice (hereinafter referred to as a “Non-resident Notice”) to Unitholders, chosen in inverse order to the order of acquisition or registration or in such manner as the Administrator may consider practicable, which shall.

(a)          require such Unitholders to either sell their Trust Units, or a specified portion thereof, to a person who is not a Restricted Owner and who is not acquiring same for a Restricted Owner, or provide an Ownership Declaration verifying that the beneficial owners of that Trust Units are not Restricted Owners, within a specified period of not less than 60 days. If the Unitholders sent such Non-resident Notice have not so sold the specified number of Trust Units, and provided the Trustee and the Administrator with sufficient proof thereof in form and content acceptable to the Administrator, or provided the Trustee and the Administrator with an Ownership Declaration in form and content acceptable to the Administrator within such period, the Administrator may require the Transfer Agent on behalf of such Unitholders to sell such Trust Units to persons who are not Restricted Owners and who are not acquiring same for Restricted Owners and, in the interim, shall suspend the voting and distribution rights attached to such Trust Units. Upon such sale the Unitholders thereby affected shall cease to be holders of such Trust Units and their rights respecting such Trust Units shall be limited to receiving the net proceeds of sale of such Trust Units (subject to any withholding requirements); or

(b)         advise such Unitholders that their Trust Units, or a specified portion thereof, will be redeemed in accordance with the provisions of Article 18 of the Trust Indenture as if such Unitholders had tendered such Trust Units, or such specified portion, as the case may be, for redemption as al the date of the Non-resident Notice by providing to the Trust, at the head office of the Trust, a duly completed and property executed notice of redemption to the Trust with respect to such Trust Units or such specified portion thereof, as the case may be, together with the Trust Unit Certificate or Trust Unit Certificates representing the Trust Units to be redeemed, and as if the Trust had received the same from such Unitholders on the date of the
Non-resident Notice. The provisions of Article 18 of the Trust Indenture relating lo rights of redemption of Trust Units will apply mutatis mutandis with respect to such deemed redemption; provided however that the amount of “90%” in Subsection 18.3(a) of the Trust Indenture shall be read as “100%” for the purpose of the Restricted Owner provisions of the Trust Indenture. notwithstanding the foregoing, the Trustee may also take such other action as specified by the Administrator to ensure compliance with the Tax Act and the Restricted Owner provisions of the Trust Indenture.

No liability shall accrue to the Trust, the Trustee or the Administrator if Trust Units sold or redeemed under the foregoing provisions are sold or redeemed at a loss to such affected Unitholder or the beneficial owner of such Trust Units, if Trust Units so sold or redeemed are sold or redeemed for an amount which may be less than might otherwise have been obtained if sold or redeemed at a different point in time or in different circumstances or if the sale or redemption of such Trust Units or any other actions pursuant to the foregoing provisions have an adverse impact on any other Unitholders. Except as specifically set out in the Restricted Owner provisions for the Trust Indenture, the Trustee shall not be bound to do or take any proceeding or action with respect to such provisions by virtue of the powers conferred on it under the Trust Indenture. The Trustee shall not be deemed lo have notice of any violation of the Restricted Owner provisions of the Trust Indenture unless and until it has been given written notice of such violation and shall be required to act only as required by the Trust Indenture and upon an indemnity satisfactory to the Trustee being provided by the Trust. The Trustee shall not be required to monitor the Restricted Owners of the Trust. Neither the Trustee nor the Administrator shall be liable for any violation of the Restricted Owner restrictions which may occur during the term of the Trust.

Restricted Owners shall not be entitled to vote in respect of any Special Resolutions to amend the Restricted Owner provisions of the Trust indenture.

The Trust indenture provides that no Unitholder shall incur or be subject to any liability in connection with the Trust Fund or the obligations or the affairs of the Trust or with respect to any act performed by the Trustee or by any other person pursuant to the Trust indenture.

The Trust indenture provides that Trust Units shall be issued only when fully paid and the Unitholders shall not thereafter be required to make any further contribution to the Trust with respect to such Trust Units.

This certificate shall not be valid for any purpose until it shall have been countersigned and registered by the transfer agent of the Trust.

IN WITNESS WHEREOF the Administrator of the Trust has caused this certificate to be signed by dully authorized officers.

TRUE ENERGY TRUST
by its Administrator TRUE ENERGY INC.

By:	/s/ [ILLEGIBLE]	By:	/s/ [ILLEGIBLE]
	President and Chief Executive Officer		Chairman

DATED ***SPECIMEN***

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE TRUST COMPANY OF CANADA
TRANSFER AGENT AND REGISTRAR OF THE TRUST

By	***SPECIMEN***
AUTHORIZED OFFICER

SECURITY INSTRUCTIONS ON REVERSE	VOIR LES INSTRUCTIONS DE SECURITE AU VERSO

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	-	as tenants in common
TEN ENT	-	as tenants by the entireties
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF	-	(Name) as Custodian for (Name) under the
GIFT MIN ACT (State)		(State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.

For value received the undersigned hereby sells, assigns and transfers unto

Insert name and address of transferee

                                                                                                                                                                                                               units

represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Trust with full power of substitution in the premises.

DATED:
	Signature of Unitholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Computershare’s Privacy Notice:

In the [ILLEGIBLE] of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc. We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes. We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected. It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1. *You are required to provide your SIN if you will receive income on these securities. We will use this number for income reporting. Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

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